                                                         EXHIBIT NO. EX-99.d.1.q



                        THE DFA INVESTMENT TRUST COMPANY

                       THE U.S. 9-10 SMALL COMPANY SERIES

                     FORM OF INVESTMENT MANAGEMENT AGREEMENT
                               ADDENDUM NUMBER ONE

         THIS ADDENDUM made this ___ day of ________, 2001, by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Trust"), on behalf of:

                      "THE U.S. 9-10 SMALL COMPANY SERIES"

(the "Series"), a separate series of the Trust, and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation (the "Manager").

         WHEREAS, the Trust and the Manager have previously entered into an Investment Management Agreement, dated November 28, 1997 (the "Investment Management Agreement"), pursuant to which the Manager agreed to manage the investment and reinvestment of the assets of the Series; and

         WHEREAS, the Manager has been informed by the Trust that the Series desires to change its name;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

         1. The name of the Series shall be changed from "The U.S. 9-10 Small Company Series" to "The U.S. Micro Cap Series," and all references in the Investment Management Agreement to "The U.S. 9-10 Small Company Series" shall be changed to "The U.S. Micro Cap Series."

         2.       The effective date of this Addendum shall be March 29, 2001.

         3. The parties hereby further agree that no other provisions of the Investment Management Agreement are in any way modified by this Addendum, and that all other provisions of the Investment Management Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby have caused this Addendum to be executed this ____ day of _______, 2001.

THE DFA INVESTMENT TRUST                       DIMENSIONAL FUND ADVISORS
COMPANY                                        INC.


By:                                            By:
    ------------------------                      -----------------------------
    Michael T. Scardina                           Catherine L. Newell
    Vice President, Chief Financial Officer       Vice President and Secretary
    and Treasurer